EXHIBIT 10.6


Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. (the "Company") and Luhua Technology (Shenzhen) Co., Ltd. ("Luhua") dated as of April 14, 2004.

         The contract number for this agreement is WI-040204-LHKJ/04. This agreement does not include an exact quantity to be purchased by the Company. The quantity is to be determined at the time of each purchase. From September 2003 to September 2004, the purchase volume was RMB 74,046,804.72 Yuan. In the event of breach of contract, the breaching party must pay damages equal to five percent (5%) of the total contract value during the term of the agreement.